UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 14, 2013

HAPYKIDZ.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-177500	45-2859440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(212) 400-6900

24084 N. 76th Place Scottsdale, AZ 85255
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, Holli Moris resigned from all positions she held with HapyKidz.com, Inc. (the “Company”), including Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and sole member of the Board of Directors (the “Board”).  Ms. Morris’s resignation did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  As a result of Ms. Morris’s resignation, she has relinquished her roles as the Company’s “Principal Executive Officer” and “Principal Financial Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

Effective immediately upon Ms. Morris’s resignation, Noah Levinson was appointed as the Company’s sole Director, to fill the vacancy on the Board created by her resignation.  He was also appointed as the Company’s President, Secretary and Treasurer.  In addition, Mr. Levinson was designated as the Company’s “Principal Executive Officer” and “Principal Financial Officer” for SEC reporting purposes.

There are no arrangements or understandings between Mr. Levinson and any other person pursuant to which he was appointed as officer or director of the Company.  Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Levinson had, or will have, a direct or indirect material interest.

Noah Levinson, 40, has been Operations Manager at Vanguard Funding since January, 2013.  Prior to this, he was Operation Manager at Guaranteed Home Mortgage from September 2011 through January 2013.  Prior to that position, he was Senior Loan Consultant/Production Coordinator at Kazmi National Finance Company from December 2008 through August 2011. Before that, Mr. Levinson was Vice President and Operations Manager for Refinance.com, a privately held mortgage bank in New York, from January 2003 to November 2008.  He was also Chairman, Chief Executive Officer and Director at Max Cash Media Inc., a company which he founded, from July 2007 through July 2012.  Prior to the mortgage business, Mr. Levinson worked extensively in the entertainment industry.  His first job out of college was at EMI Records doing dance music promotion.  Mr. Levinson then served as a personal assistant to actor Danny DeVito in Los Angeles, and cultivated many relationships in the field.  After two years in California and following several consulting positions, Mr. Levinson created his own boutique public relations firm, Citiwide Media Inc., and handled events for such clients as New Line Cinema, Sundance Channel, and the Raul Julia Ending Hunger fund. Mr. Levinson has demonstrated strong business acumen and the ability to exercise sound judgment, and has a reputation for integrity, honesty and adherence to ethical standards, all of which make him particularly well-suited to serve on the Company’s Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2013

HAPYKIDZ.COM, INC.

By:  /s/ Noah Levinson

Name:  Noah Levinson

Title:  President